EXHIBIT 10.1

FOURTH AMENDMENT

This FOURTH AMENDMENT (this “Amendment”) is made effective as of May 2, 2017 (the “Effective Date”) among AIR T, INC., a Delaware corporation (“Air T”), MOUNTAIN AIR CARGO, INC., a North Carolina corporation (“Mountain Air”), GLOBAL GROUND SUPPORT, LLC, a North Carolina limited liability company (“Global Ground”), CSA AIR, INC., a North Carolina corporation (“CSA”), GLOBAL AVIATION SERVICES, LLC, a North Carolina limited liability company (“Global Aviation”), AIR T GLOBAL LEASING, LLC, a North Carolina limited liability company (“Air T Leasing”), STRATUS AERO PARTNERS LLC (f/k/a Global Aviation Partners LLC), a Delaware limited liability company (“Stratus”), JET YARD, LLC, an Arizona limited liability company (“Jet Yard”), AIRCO, LLC, a North Carolina limited liability company (“AirCo” and together with Air T, Mountain Air, Global Ground, CSA, Global Aviation, Air T Leasing, Stratus and Jet Yard, each a “Borrower” and collectively, the “Borrowers”), and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the “Bank”). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, a $25 million revolving credit facility was previously established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated April 1, 2015 between the Borrowers and the Bank;

WHEREAS, Air T has formed a Wholly-Owned Subsidiary named AirCo, LLC which will purchase substantially all of the assets of Aircraft Instrument and Radio Company, Incorporated and Aircraft Instrument & Radio Services, Inc. (the “Aircraft Instrument Acquisition”);

WHEREAS, given the Aircraft Instrument Acquisition will not qualify as a Permitted Acquisition, AirCo is prohibited from making the Aircraft Instrument Acquisition without the prior written consent of the Bank;

WHEREAS, contemporaneously herewith, AirCo has joined the Credit Agreement as a Borrower and the Security Agreement as a Debtor pursuant to a Joinder Agreement dated as of even date herewith between AirCo and the Borrower;

WHEREAS, the Bank has agreed to finance the Aircraft Instrument Acquisition by making a $2.4 million term loan to the Borrowers pursuant to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Bank suspend measurement of the Consolidated Asset Coverage Ratio for the June 30, 2017, September 30, 2017 and December 31, 2017 measurement dates;

WHEREAS, the Borrowers and the Bank are entering into this Amendment to (i) consent to the Aircraft Instrument Acquisition, (ii) establish a $2.4 million term loan to finance the Aircraft Instrument Acquisition, (iii) suspend the Consolidated Asset Coverage Ratio as described above and (iv) to make such other changes as are set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement.

(a) The following definitions are hereby added to Section 1.1 in the appropriate alphabetical order:

“Applicable Term Loan Margin” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Bank pursuant to Section 6.1(c):

Pricing Tier	Consolidated Leverage Ratio	Applicable Margin
I	< 2.50: 1.00	1.75%
II	≥ 2.50: 1.00 but < 3.00 to 1.00	2.00%
III	≥ 3.00:1.00	2.25%

Any increase or decrease in the Applicable Term Loan Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the second Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, at the Bank’s election, Pricing Tier III shall apply as of the second Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the second Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.1(c). The Applicable Term Loan Margin in effect from the effective date of the Fourth Amendment through the second Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.1(c) for the fiscal quarter ending March 31, 2017 shall be determined based upon Pricing Tier III.

“Consolidated Asset Coverage Ratio” means, as of any date of determination for the Borrowers on a consolidated basis, the ratio of (a) the sum of accounts receivable as of such date plus Eligible Inventory as of such date plus fixed assets net of depreciation as of such date plus the cash value of any life insurance policy owned by a Borrower which has been assigned to the Bank pursuant to documentation satisfactory to the Bank as of such date to (b) the sum of the principal balance of all Revolving Loans outstanding as of such date plus the principal balance of the Term Loan on such date.

“Fourth Amendment” means the Fourth Amendment dated May 2, 2017 between the Borrowers and the Bank.

“Term Loan” has the meaning set forth in Section 2.6(a).

“Term Note” means the Term Note dated May 2, 2017 in the original principal amount of $2,400,000 given by the Borrowers to further evidence the Term Loan.

(b) The following definitions set forth in Section 1.1 are hereby amended and restated to read as follows:

“Adjusted LIBOR Rate” means a rate of interest per annum equal to the sum obtained (rounded upwards, if necessary, to the next higher 1/16th of 1.00%) by adding (a) One-Month LIBOR and (b) with respect to the Revolving Loans, the Applicable Margin, and with respect to the Term Loan, the Applicable Term Loan Margin. The Adjusted LIBOR Rate shall be adjusted monthly on the first day of each LIBOR Interest Period. The Adjusted LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that the Bank shall receive the same yield.

“Loan Documents” means this Agreement, the Revolving Note, the Term Note, the Security Agreement, the Assignment of Life Insurance, any Letter of Credit Application, any Swap Agreement and any other agreement or instrument related thereto.

“Obligations” means all of the undertakings and promises of any of the Borrowers under the Loan Documents including, without limitation, (a) the payment of principal and interest on Revolving Loans as evidenced by the Revolving Note, (b) the payment of principal and interest on the Term Loan as evidenced by the Term Note, (c) all obligations under any Swap Agreement and (d) the payment and performance of all other obligations, liabilities and Indebtedness pursuant to the agreements, representations, warranties and covenants contained in the Loan Documents.

“One Month LIBOR” means the average rate quoted on Bloomberg Finance L.P., or any electronic quoting service or commonly available source utilized by Bank, on the determination date for deposits in U. S. Dollars offered in the London interbank market for one month determined as of 11:00 am London time two (2) Business Days prior to the commencement of the applicable LIBOR Interest Period; provided that if the above method for determining One Month LIBOR is not available, the rate quoted in The Wall Street Journal, or, if such rate is not quoted in therein, a rate determined by a substitute method of determination agreed on by the Borrower Agent and the Bank for the One Month LIBOR within a reasonable period of time (in the Bank’s sole judgment); and provided further that if One Month LIBOR determined as provided above would be less than zero percent (0%), then One Month LIBOR shall be deemed to be zero percent (0%). However, if an agreement is not reached within such time, a rate for One Month LIBOR shall be determined by Bank in its reasonable discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by the Bank) in the London interbank market for U. S. Dollar deposits.

“Standard Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next higher of 1/16th of 1.00%) equal to (i) the Prime Rate minus 2.75% minus (ii) with respect to the Revolving Loans, the Applicable Margin, and with respect to the Term Loan, the Applicable Term Loan Margin, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

(c) A new Section 2.6 is hereby added to read as follows:

Section 2.6 Term Loan

(a) Amount. The Bank hereby agrees to make a term loan in the principal amount of $2,400,000 (the “Term Loan”) to the Borrowers on effective date of the Fourth Amendment.

(b) Note and Purpose. The Term Loan shall be evidenced by the Term Note The proceeds of the Term Loan will be used by the Borrowers to finance the Aircraft Instrument Acquisition (as defined in the Fourth Amendment).

(c) Rate of Interest. Subject to Section 2.3(b) hereof, the outstanding principal balance of the Term Note shall bear interest at the Adjusted LIBOR Rate.

(d) Repayment. Interest on the outstanding principal balance of the Term Loan shall be due and payable monthly, in arrears, on the first day of each month, commencing June 1, 2017. Principal shall be payable in equal monthly payments of $200,000 due on the first day of each month, commencing June 1, 2017. The entire principal balance and all accrued unpaid interest under the Term Loan shall be due and payable in full on May 1, 2018 or such earlier date as may be required hereunder.

(d) Each reference to “Revolving Loan” or “Revolving Loans” in Section 2.3(b), Article III, Section 5.14, Section 8.1(a), Section 8.2 and Section 9.10 shall be deemed to also refer to the Term Loan.

(e) A new Section 6.17 is hereby added to read as follows:

Section 6.17 Post-Closing Deliverable (Term Loan). Within thirty (30) days of the effective date of the Fourth Amendment, deliver to the Bank a landlord waiver acceptable to the Bank with respect to AirCo’s leased facility in Wichita, Kansas.

(f) The Consolidated Asset Coverage Ratio covenant set forth in Section 7.11(d) will not be measured for the fiscal quarters ending June 30, 2017, September 30, 2017 and December 31, 2017. The Consolidated Asset Coverage Ratio will be measured again on the fiscal quarter ending March 31, 2018 and on each fiscal quarter end thereafter.

2. Aircraft Instrument Acquisition Consent. The Borrowers hereby request, and the Bank hereby consents to the Aircraft Instrument Acquisition. This consent is limited solely to the matter described in the preceding sentence, and nothing contained in this Amendment shall be deemed to create a course of dealing or constitute a waiver of Section 7.8 of the Credit Agreement in the future or any other rights or remedies the Bank may have under any of the Loan Documents or under applicable law.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions:

(a) Executed Amendment and Term Note. Receipt by the Bank of a duly executed Term Note and a counterpart of this Amendment by the Borrowers.

(b) Legal Opinion. Receipt by the Bank of an opinion, or opinions, satisfactory to the Bank in its reasonable discretion, addressed to the Bank from legal counsel to the Borrowers.

(c) Organizational Documents. Receipt by the Bank of the following:

(i) Charter Documents. Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Borrowers certified as of a recent date by the appropriate Governmental Authority.

(ii) Organizational Documents Certificate. (A) Copies of bylaws, operating agreement, partnership agreement of AirCo, (B) copies of resolutions of each Borrower approving and authorizing the execution, delivery and performance of this Amendment and any other Loan Documents executed as of the Effective Date to which such Borrower is a party, in each case certified as of the Effective Date by its secretary or assistant secretary as being in full force and effect without revocation, modification or amendment.

(iii) Good Standing Certificate. Copies of certificates of good standing, existence or the like of a recent date prior to the Effective Date for each of the Borrowers from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(d) Insurance Certificate. Receipt by the Bank of copies of insurance policies or certificates of insurance of AirCo, LLC evidencing liability and property insurance meeting the requirements of the Loan Documents, including, but not limited to, naming the Bank as additional insured (in the case of liability insurance) or lender’s loss payable (in the case of property insurance).

(e) Joinder Agreement. Receipt by the Bank of a joinder agreement and such other deliverables required under Section 6.14 of the Credit Agreement to join AirCo to the applicable Loan Documents and the loan documents related to the real estate loan.

(f) Expenses. Payment by the Borrowers of all reasonable out-of-pocket costs and expenses of the Bank in connection with the negotiation, preparation, execution, delivery and administration of this Amendment (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Bank).

(g) Fees. Payment by the Borrowers of an upfront fee related to the Term Loan equal to $5,000 and a waiver fee related to the suspension of the Consolidated Asset Coverage Ratio for the periods described herein equal to $5,000.

(h) Other. Receipt by the Bank of such other documents, instruments, agreements or information as reasonably requested by the Bank.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5. Reaffirmation of Representations and Warranties. Each Borrower represents and warrants that (a) each of the representations and warranties set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period) and (b) no Default has occurred and is continuing.

6. Reaffirmation of Obligations. Each Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents and (d) acknowledges and agrees that the obligations of the Borrowers with respect to the Term Loan constitute “Obligations” that are secured by the Security Agreement. This Amendment is not intended to effect, nor shall it be construed as, a novation.

7. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8. Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9. Costs and Expenses. The Borrowers agree that they shall pay, upon demand by the Bank, the costs and expenses of the Bank in connection with the execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of counsel to the Bank.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

AIR T, INC.

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

MOUNTAIN AIR CARGO, INC.

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

GLOBAL GROUND SUPPORT, LLC

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

CSA AIR, INC.

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

GLOBAL AVIATION SERVICES, LLC

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

[Signature Page – Fourth Amendment]

AIR T GLOBAL LEASING, LLC

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

STRATUS AERO PARTNERS LLC

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

JET YARD, LLC By: STRATUS AERO PARTNERS LLC, its sole member

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

AIRCO, LLC

By: /s/ Candice Otey	(SEAL)
Name: Candice Otey
Title: CFO

[Signature Page – Fourth Amendment]

IN WITNESS WHEREOF, the Bank caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ G. Christopher Hill
G. Christopher Hill
Senior Vice President

[Signature Page – Fourth Amendment]